As filed with the Securities and Exchange Commission on October ___, 2007.
Registration No. 333-136993

SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM SB-2/A
Amendment Number Seven
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 TELIPHONE CORP.

NEVADA	2833	84-1491673
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4150 Ste-Catherine Street West, Suite 200,
Westmount (Montreal),
Quebec, Canada, H3Z 0A1
514-313-6010

(Address and telephone number of principal executive offices)

Copies of communications to:

JOSEPH I. EMAS
1224 WASHINGTON AVENUE
MIAMI BEACH, FLORIDA 33139
TELEPHONE NO.: (305) 531-1174
FACSIMILE NO.: (305) 531-1274

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Number of	Proposed	Proposed	Amount of
Title of each Class of	shares to be	maximum offering	maximum aggregate	registration
Securities to be Registered	registered	price per unit (1)	offering price	fee(1)

Common Shares	20,000,000	$.25	$5,000,000	$535.00

At March 31, 2007, the
Total				$535.00	*
* of which $1,434 is already paid.

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.50 which closed on August 11, 2005.

Proceeds from the sale of the shares will be escrowed in a non-interest bearing account until the minimum number of units are sold. If the minimum proceeds are not received within 180 days from the date of effectiveness of this prospectus, all escrowed funds will be promptly returned to subscribers without interest or deduction.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment was filed solely to include the signature of our Principal Financial Officer in Part II.

PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Anti-Takeover, Limited Liability and Indemnification Provisions

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78..138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with this registration statement.

Amount

SEC registration fee	$1,432
Printing, edgar filing and shipping expenses	$10,000
Legal fees and expenses	$18,000
Accounting fees and expenses	$15,000
Transfer and Miscellaneous expenses	$5,000
Total	$49,432

* All expenses except SEC registration fee are estimated.

Recent Sales of Unregistered Securities.

On April 28, 2005, the Company entered into a reverse merger upon the acquisition of Teliphone, Inc. and issued 27,010,000 shares of common stock to the shareholders of Teliphone, Inc. in exchange for all of the outstanding shares of stock of Teliphone, Inc.

Name of Shareholder	Number of Shares

United American Corp. (1)	24,038,462
Beverly Hills Trading Corporation (2)	2,000,000
Metratech Business Solutions Inc. (3)	961,538

The offer and sale of such shares of our common stock to United American Corp., and Beverly Hills Trading Corporation were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The offer and sale of such shares of our common stock to Metratech Business Solutions Inc. were effected in reliance on the exemptions for sales of securities pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States.. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of these purchasers.

On August 11, 2005, a Convertible Debenture was signed with Mr. Jean-Guy Lambert, Businessman, representing an investment of $306,560. The Debenture was converted to 613,520 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Jean-Guy Lambert, a citizen of Canada.. Mr. Jean-Guy Lambert represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States. Mr.. Jean-Guy Lambert represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Jean-Guy Lambert in accordance with Regulation S. Mr. Jean-Guy Lambert was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Jean-Guy Lambert.

On July 15, 2005, a Convertible Debenture was signed with Mr. Marcel Cote, Businessman, representing an investment of $12,500. The Debenture was converted to 25,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Marcel Cote, a citizen of Canada. Mr. Marcel Cote represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States. Mr. Marcel Cote represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Marcel Cote in accordance with Regulation S. Mr. Marcel Cote was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Marcel Cote.

On July 15, 2005, a Convertible Debenture was signed with Mr. Robert Martineau, Businessman, representing an investment of $10,000. The Debenture was converted to 20,000 shares of the common stock of the corporation on August 31, 2005 at a conversion price of $0.50. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S for Mr. Robert Martineau, a citizen of Canada. Mr. Robert Martineau represented to us that he resided outside of, and was not a citizen of, the United States. We did not engage in a distribution of this offering in the United States.. Mr. Robert Martineau represented his intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the securities for Mr. Robert Martineau in accordance with Regulation S. Mr. Robert Martineau was given adequate access to sufficient information about us to make and informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Mr. Robert Martineau.

We recently issued the following securities on August 22nd, 2006 as restricted stock for services, such stock valued at $0.25 per share:

Name	Address	# of Shares of Common Stock

Maxime Brazeau	2599 Louis-Veuillot, Montreal, Quebec,	10,000
	Canada, H1N 2P1
Benjamin Lawetz	265 De Manou, Boucherville, Quebec, Canada,	10,000
	J4B 1A6
Brendan Mirotchnick	5860 Monkland, Suite 203, Montreal, Quebec,	10,000
	Canada H4A 1G1
Ronan Huon de Kermadec	4502 Av. Lacombe, Montreal, Quebec, Canada,	10,000
	H3T 1M6
Suzanne Perron	3168 Des Emeraudes, St-Hubert, Quebec,	10,000
	Canada, J4T 3S5
Bruno Mourani	1627, Blvd. Carpentier, Boisbriand, Quebec,	10,000
	Canada, J7G 2Y7
Europe Mourani	1627, Blvd. Carpentier, Boisbriand, Quebec,	10,000
	Canada, J7G 2Y7
Benoit Ratthe	811 Martin, St-Amable, Quebec, Canada, J0L	10,000
	1N0
Joseph Emas	1224 Washington Av., Miami Beach, Florida,	25,000
	USA, 33139

We likewise recently issued the following securities on December 6th, 2006 as restricted stock for services, such stock valued at $0.25 per share:

Name	Address	# of Shares of Common Stock

Simon Lamarche	3196 Broadway, Brossard, Quebec J4Z 2P6 Canada	10,000
Ronald Gold	190 Riverside Drive, New York, NY, 10024 USA	50,000
Strathmere and Associates	468 Pleasant Park Road, Ottawa Ontario K1H 5N1 Canada	250,000
Podar Infotech Ltd.	Podar Chambers, 4th Floor, 109 S.A.Brelvi Road, Fort,	100,000
	Mumbai -400 001. India
Business Development Consultants	5580 La Jolla Blvd. #34, La Jolla, CA 92037 USA	250,000

For these shares issued for services, the following describes the nature of the services supplied:

Maxime Brazeau: Employee, Services were for extra consulting in Customer Service Ticketing software evaluations

Benjamin Lawetz: Employee, Services of extra consulting for Network optimization

Brendan Mirotchnick: Consulting services for Network optimization

Ronan Huon de Kermadec: Employee, Services of extra consulting in Software performance optimization

Suzanne Perron: Employee, Services of extra consulting in administration

Bruno Mourani: Consulting services for Accounting and Financial analysis

Europe Mourani: Consulting services for Accounting and Financial analysis

Benoit Ratthe: Consulting services for market segment evaluation

Joseph Emas: Legal services

Simon Lamarche: Consulting services for sales training tools for retailers

Ronald Gold: Consulting for International market development in Liberia and Brazil

Strathmere and Associates: Consulting services for International market development in India

Podar Infotech Ltd.: Consulting services for Market Analysis report, India

Business Development Consultants: Consulting services for marketing development to establish re-sale opportunities in the US, Investor relations support back in early 2005 when the Company’s subsidiary Teliphone Inc. was a wholly-owned subsidiary of United American Corporation, to help solidify debt financing.

The offer and sale of such shares of our common stock to Joseph I. Emas, Ronald Gold, and Business Development Consultants were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

We likewise issued the following securities on August 26, 2006 as restricted stock in order to convert debt from our parent company United American Corporation into common stock:

Name	Address	# of Shares of Common Stock

United American Corporation	3273 East Warm Springs Road, Las Vegas,	1,699,323
	Nevada, USA, 89120

The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

We likewise issued the following securities on December 6th, 2006 as restricted stock in order to cover fractional share requirements as required by the Depository Trust Corporation regarding the spin-off of Teliphone Corp. to shareholders of United American Corporation.

Name	Address	# of Shares of Common Stock

United American Corporation	3273 East Warm Springs Road,	171
	Las Vegas, Nevada, 89120, USA

The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) and in reliance upon Regulation S of the Securities Act, based on the following:

(a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;

(b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Teliphone Inc. and OSK II Acquisition Corp. and OSK Capital II Corp.

2.2	Letter agreement between OSK Capital II Corp. and Teliphone Inc., dated April 25, 2005

3.1	Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

3.2	Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

4.1	Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2000).

14.1	Code of Ethics (incorporated by reference from the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on February 27, 2006).

5.1	Opinion of Joseph Emas, Attorney at Law *

10.1.	Distribution agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone Inc., and 9164-4898 Quebec Inc.

10.2.	Form of general conditions for use of the Company's telecommunications products and services.

10.3.	Letter of Intent for a Joint Venture Agreement between Teliphone Inc. and Intelco Communication Inc., dated July 14, 2006.

10.4.
Customer and Asset acquisition and software licensing agreement made and entered into in the city of Montreal, province of Quebec with an effective date of March 1, 2006 by and between Teliphone, Inc., Iphonia Inc., Telicom Inc. and United American Corporation.

10.5	Agreement between Teliphone Inc. and Northern Communications Services Inc.

10.6	Extension agreement between Teliphone Inc. and Podar Infotech Limited.

10.7	Agreement between Teliphone Inc. and Podar Infotech Limited, dated April 28, 2005.

10.8	Form of IP Port Service agreement, RNK Telecom.

10.9	Master Services Agreement between Teliphone Inc. and Rogers Telecom Inc.

10.10	Cash Advance agreement between related companies 3894517 Canada Inc. and Teliphone Inc. made and entered into in the city of Montreal, province of Quebec with an effective date of August 27, 2004 by and between Teliphone Inc., 3894517 Canada Inc., OSK Capital II Corp., and United American Corp.

10.11	Wholesale agreement made and entered into in the city of Montreal, province of Quebec by and between Teliphone Inc. and 951-4877 Quebec Inc.

10.12	Co-Location and Bandwidth Services Agreement, Peer 1 Network *

10.12-A	Co-Location and Bandwidth Services Agreement, Peer 1 Network, executed copy *

10.13	Linksys Service Provider or SP Reseller Authorization Agreement - Americas

10.14	Amendment to agreement with BR Communications

21.	Subsidiaries

23.1	Consent of Joseph Emas, Attorney at Law (see 5.1 opinion)

23.2 *	Consent of Independent Registered Public Accounting Firm (Michael Pollack CPA)*

99.1	Form of Subscription Agreement (incorporated by reference from Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on July 10, 2007).

* filed herein

Undertakings

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

(iii) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, on October 26, 2007.

TELIPHONE, CORP.

Date: October 26, 2007	By:	/s/ George Metrakos
George Metrakos
Chief Executive Officer

Date: October 26, 2007	By:	/s/ George Metrakos
George Metrakos
Principal Accounting Officer

Date: October 26, 2007	By:	/s/ George Metrakos
George Metrakos
Principal Financial Officer

Date: October 26, 2007	By:	/s/ George Metrakos
George Metrakos
On behalf of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George Metrakos, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: October 26, 2007	By:	/s/ George Metrakos
George Metrakos
Director

Date: October 26, 2007	By:	/s/ George Metrakos
George Metrakos
Principal Accounting Officer

Date: October 26, 2007	By:	/s/ George Metrakos
George Metrakos
Principal Financial Officer